As filed with the Securities and Exchange Commission on July 23, 2015

Registration No. 333-190575

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QEP MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

QEP Midstream Partners, LP Long-Term Incentive Plan

(Full title of the plan)

Delaware	80-0918184
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Charles S. Parrish
Vice President and General Counsel
19100 Ridgewood Pkwy	19100 Ridgewood Pkwy
San Antonio, Texas 78259-1828	San Antonio, Texas 78259-1828
(210) 626-6000	(210) 626-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Norton Rose Fulbright US LLP

2200 Ross Avenue, Suite 3600

Dallas, Texas 75201

Attention: Daryl Lansdale, Bryn A. Sappington

Telephone: (214) 855-8000

Telecopy: (214) 855-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

On August 12, 2013, QEP Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), filed a registration statement on Form S-8 (Registration No. 333-190575) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), which was deemed effective upon filing. The Registration Statement registered the offer and sale of 5,341,000 common units representing limited partner interests in the Partnership issuable pursuant to the Partnership’s Long-Term Incentive Plan (collectively, the “Registered Securities”).

Pursuant to the Agreement and Plan of Merger, dated as of April 6, 2015, by and among Tesoro Logistics LP (“TLLP”), Tesoro Logistics GP, LLC , which is the general partner of TLLP, TLLP Merger Sub LLC (“MergerCo”), which is a wholly owned subsidiary of TLLP, the Partnership, QEP Field Services, LLC and QEP Midstream Partners GP, LLC, which is the general partner of the Partnership, MergerCo merged with and into the Partnership, with the Partnership surviving the merger as a wholly owned subsidiary of TLLP, on July 22, 2015 (the “Merger”).

In connection with the Merger, as of the date hereof, the offer and sale of the Registered Securities is terminated, and in accordance with an undertaking made by the Partnership in the Registration Statement, the Partnership hereby removes from registration by means of this Post-Effective Amendment No. 1 any of the Registered Securities which remain unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, QEP Midstream Partners, LP certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 23, 2015.

QEP MIDSTREAM PARTNERS, LP

By:	QEP Midstream Partners GP, LLC, its general partner

	By:	/s/ Gregory J. Goff
	Name:	Gregory J. Goff
	Title:	Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on July 23, 2015.

Name	Title (at QEP Midstream Partners GP, LLC)

/s/ Gregory J. Goff Gregory J. Goff	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

/s/ Steven M. Sterin Steven M. Sterin	Director, Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Phillip M. Anderson Phillip M. Anderson	Director and President

/s/ Charles S. Parrish Charles S. Parrish	Director, Vice President, General Counsel, and Secretary

/s/ Keith Casey Keith Casey	Director

/s/ Gregory C. King Gregory C. King	Director

/s/ Susan O. Rheney Susan O. Rheney	Director

/s/ Don A. Turkleson Don A. Turkleson	Director